Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Birks Group Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-139613, 333-133561, and 333-171138) and the Registration Statement on Form F-3 (No. 333-173110) of Birks Group Inc. of our report dated July 24, 2014, with respect to the consolidated balance sheets of Birks Group Inc. as of March 29, 2014 and March 30, 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years ended March 29, 2014, March 30, 2013 and March 31, 2012, which appears in the March 29, 2014 Annual Report on Form 20-F of Birks Group Inc.

/s/ KPMG LLP*

July 25, 2014

Montreal, Canada

* CPA auditor, CA, public accountancy permit No. A104329	KPMG LLP is a Canadian limited liability partnership and a member of the KPMG network of Independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.